 EXHIBIT 10.1

The closing of this transaction is subject to certain terms and conditions more fully described in the

Acquisition Agreement. COMPANY ACQUISITION AGREEMENT

Transferor (hereinafter referred to as Party A): 雍佰朝新零售(深圳)有限公司

Legal representative or designated representative:

Transferee: (hereinafter referred to as Party B): Environmental Control Corp.

Legal representative or designated representative:

Hereinafter, Party A and Party B are individually referred to as “one party” and collectively referred to as “both parties”.

In accordance with the Contract Law, Company Law and other relevant laws and regulations, the parties to this Agreement, based on the principle of equality and mutual benefit, have reached an Agreement on the overall assignment/transfer of Party A’s company through friendly negotiation as follows, in order to keep their trustworthiness.

1 Prerequisites

1.1	This Agreement shall take effect as soon as all the following conditions are met:

(a)	Party A shall submit to Party B a copy of the resolution of the authority specified in the articles of association of the transferor approving the transfer of all equity and all assets of the company;

(b)	Party A’s financial accounts are true and clear; All creditor’s rights and debts of the company have been legally and effectively stripped before the transfer;

(c)

The audit results or financial evaluations of the audit institution or accounting personnel appointed by Party B on Party A’s financial status are consistent with the transfer statement and attachments.

1.2

If the above preconditions have not been met within days from the date of signing this Agreement, this Agreement will not be legally binding; Neither party hereto shall bear any other liability except that the fault party causing the failure of this Agreement shall bear the contracting loss of RMB, and neither party hereto shall claim against the other party based on this Agreement.

2 Subject Matter

Party A agrees to transfer all equity and other assets of the company held by its shareholders to Party B in accordance with the terms of this Agreement; Party B agrees to transfer all equity and assets held by Party A in accordance with the terms of this Agreement. After receiving the above equity and assets, Party B shall enjoy 100% equity and corresponding shareholder rights of the company according to law.

3 Price for the Transfer of Equity and Assets

This transfer is transferred in the form of share exchange, and the transferor transfers 100% of the equity to Party B.

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4 Equity and Asset Transfer

“After the consummation of the share exchange contemplated herein”, Party A shall complete the following procedures and transfer:

4.1

Transfer the management rights of the company to Party B (including but not limited to replacing all the staff of the board of directors, board of supervisors, general manager, etc., with personnel appointed by Party B);

4.2

Actively assist and cooperate with Party B in revising and signing the relevant documents required for the transfer of equity and all assets in accordance with relevant laws, regulations and the articles of association, and jointly handle the change registration procedures of the company’s relevant industrial and commercial administrative authorities;

4.3	Deliver all the documents and materials stipulated in Article 16 of this Agreement to Party B and transfer the relevant physical assets to Party B;

4.4	Transfer all documents that Party A can legally and effectively transfer company equity and assets to Party B.

5 Payment of Equity and Asset Transfer Price

6 Obligations of the Transferor

6.1	Party A shall cooperate and assist Party B in the audit and financial evaluation of the company.

6.2	Party A shall sign all relevant documents related to the transfer of such equity and assets that shall be signed and provided by Party A in a timely manner.

6.3	The Party accordance with the provisions of the Agreement, to assist Party B shares and apply for approval of such transfer of assets, filing procedures and change of business registration procedures.

7 Obligations of the Transferee

7.1	Party B shall promptly pay the full price of such shares and the transfer of assets to Party A in accordance with the provisions of Article 4 of this Agreement.

7.2

Party B will, in accordance with the provisions of this Agreement, be responsible for urging the company to timely go through the formalities for approval of such equity and asset transfer and industrial and commercial change registration.

7.3	Party B shall promptly issue relevant documents that shall be signed or issued by Party B in order to complete the transfer of such equity and assets.

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8 Representations and Warranties

8.1	The transferor hereby irrevocably represents and warrants:

(a)	Party A voluntarily transfers all the equity and all assets of the company it owns.

(b)

With regard to this transaction, all statements, explanations, guarantees, promises, and all information presented and transferred by Party A to Party B are true, legal, and valid, and there is no falsification, forgery, concealment, omission and other falsehoods.

(c)

Party A has not established any form of guarantee on the equity and all assets owned by it, nor has any legal flaws in any form, and guarantees that Party B will not encounter any form of rights obstacles or threats of obstacles of similar nature after the transfer of such equity and all assets.

(d)

Party A guarantees that it has made a full and true disclosure of the equity and the background of all assets and the actual status of the company, and has not concealed any content that will have a material or potential adverse impact on Party B’s exercise of equity.

(e)

Party A has all the legal rights of such equity and assets to enter into this Agreement and perform this Agreement. Party A’s signing and performance of the rights and obligations under this Agreement does not violate the provisions of the articles of association, and there are no legal obstacles or restrictions.

(f)	The representative of party A signing the Agreement has been authorized to sign this Agreement through all necessary procedures.

(g)	After this Agreement comes into effect, it will constitute a legal, effective and binding document for the shareholders of Party A.

8.2 The transferee hereby irrevocably represents and warrants:

(a)	Party B voluntarily accepts all equity and assets transferred by Party A.

(b)

Party B has full power to enter into this Agreement and perform its rights and obligations under this Agreement, does not violate the provisions of Party B’s articles of association, and there are no legal obstacles or restrictions.

(c)	Party B guarantees that the intention to transfer such equity and all assets is true, and has sufficient conditions and ability to perform this Agreement.

(d)	The representative of Party B signing this Agreement has been authorized to sign this Agreement through all necessary procedures.

9 Guarantee Clause

For the obligations and responsibilities of Party A under this Agreement.

10 Liability for breach of contract

10.1	if either party fails to perform its obligations in accordance with the provisions of this Agreement, it shall be liable for breach of contract to the relevant parties in the following ways:

(a)	Either party violates the statement and guarantee in Article 7 of this Agreement, thus causing losses to the other party.

(b)

If Party B fails to pay Party A the transfer price of such equity and assets in a timely manner in accordance with the provisions of this Agreement, it shall bear 0.03% of the daily liquidated damages based on the overdue payment amount.

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10.2

The above provisions do not affect the right of the contract party to request damages for losses that cannot be compensated under this article in accordance with laws, regulations or other provisions of this Agreement.

11 Applicable Law and Dispute Resolution

11.1

The Contract Law, the Company Law and other laws and regulations shall apply to the conclusion, effectiveness, interpretation, performance and dispute resolution of the Agreement. In case of any conflict between any content of this Agreement and laws and regulations, the provisions of laws and regulations shall prevail.

11.2

The Parties shall solve any dispute or claim arising from or relating to this Agreement thorough negotiation. If the Parties fail to reach an Agreement after negotiation within 30 days, both parties have the right to bring a lawsuit to the people’s court where the Agreement was signed.

12 Modification, Alteration and Supplement

Modifications, changes, and supplements to this Agreement shall be carried out in written form after the two parties have reached an Agreement through consultation, and will become effective after being formally signed by both parties.

13 Special Agreement

Except in order to comply with relevant laws and regulations, the existence, content, and disclosure of this Agreement and announcements shall be subject to written approval and consent of Party B in advance.

14 Effectiveness

14.1

The Agreement is legally signed by both parties, submitted to their respective board of directors or shareholders meeting for approval, and becomes effective after being approved by the company’s shareholders meeting.

14.2	This Agreement is in triplicate, each party holds one copy, and the third copy is kept in the company; several copies are used for approval and filing.

15 Others

15.1	Matters not covered in this Agreement shall be agreed upon by the parties to a supplementary Agreement.

15.2	The company will officially change its name to Yong Bai Chao New Retail Corp. (Stock Code: YBC)

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Transferor：

Authorized Representative:

September 14, 2021

Transferee:

Authorized Representative：

September 14, 2021

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